Exhibit 10.2

SECURITY AGREEMENT

PART I. PREAMBLE

Section 1.01. Security Agreement. This Security Agreement (this “Agreement”), dated as of June 30, 2008 is by and between IdentiPHI, Inc., (the “Debtor”), whose address is 2111 West Braker Lane, Austin, Texas 78758 and Key Ovation, LLC (the “Secured Party”) whose address is 2111 West Braker Lane, Austin, Texas 78758.

Section 1.02. Note. The Debtor has signed that certain Secured Promissory Note, payable to Zaychan Pty. Limited dated March 12, 2008, as amended by that certain Renewal, Modification and Extension of Promissory Note in the aggregate principal amount of $1,703,633.93 USD, dated of even date herewith, by and among the Debtor, and the Secured Party as assignee of Zaychan Pty. Limited, (as amended, modified or otherwise supplemented from time to time, the “Note”).

PART II. SECURITY INTEREST

Section 2.01. Grant of Security Interest. For good and valuable consideration, the receipt of which is acknowledged, the Debtor hereby grants to the Secured Party a security interest in the Collateral described in Part III below to secure performance and payment of all obligations and indebtedness of the Debtor to the Secured Party, however created or arising, whether joint or several, whether absolute or contingent, whether due or to become due, under this Agreement, pursuant to the Note (herein collectively referred to as the “Indebtedness”), including without limitation the Indebtedness described in Part IV below.

Section 2.02. Term. The term of this Security Agreement shall begin on the date first stated above and shall continue and be binding upon the Debtor until all Indebtedness has been fully paid …

Section 2.03. Termination Statement. The Secured Party agrees that upon the payment in full of the Indebtedness, the Secured Party shall promptly deliver to the Debtor termination statements and other agreements, and shall take such other actions, as are reasonably necessary to release the Collateral from the security interest created by this Security Agreement.

PART III. COLLATERAL

Section 3.01. Collateral. To secure the payment when due of any and all Indebtedness, the Debtor hereby grants to the Secured Party a security interest in the following, whether now owned by the Debtor, whether hereafter acquired by the Debtor, whether now existing, or whether arising or created hereafter (herein collectively referred to as the “Collateral”):

a) All goods, equipment, machinery, furnishings, furniture, appliances, accessories, leasehold improvements, chattels, and other items of personal property owned by the Debtor;

b) All inventory, including without limitation, goods, merchandise, raw material, goods in process, finished goods, and other tangible personal property, owned by the Debtor, held for sale or lease or furnished (or to be furnished) under one or more contracts of service or used or consumed in the Debtor’s business, including returned, repossessed, and consigned goods;

c) All fixtures, contract rights, licenses, copyrights, trademarks, letters patent, patent applications, intellectual property of every nature, instruments, documents, chattel paper, and general intangibles owned by the Debtor;

d) All accounts, including accounts receivable, owned by the Debtor, of whatever nature and however arising;

e) All deposit accounts of the Debtor;

f) All accessions or appurtenances to any of the foregoing;

g) All improvements, extensions, alterations, substitutions, replacements, renewals, and rights belonging or in any way appertaining to all or any part of the foregoing or acquired for use in connection therewith;

h) All right, title, and interest of the Debtor to and under all leases or agreements now existing or hereafter entered into for the use, occupancy, or sale of the whole or any part of the foregoing;

i) All proceeds payable or to be payable under each policy of insurance relating to the whole or any part of the foregoing;

j) All proceeds arising from the taking, conveyance, or sale of all or any part of the foregoing (or any interest therein or right accruing thereto) as a result of (or in lieu or anticipation of) any public or quasi-public use under any law or the exercise of the right of appropriation, confiscation, condemnation, or eminent domain; and

k) Without limiting any description of the foregoing, all rights, rents, revenues, income, issues, benefits, leases, contract rights, general intangibles, chattel paper, money, instruments, documents, files, computerized or other records, books, ledger sheets, executory contract rights, rights as an unpaid vendor (including the rights to stop goods in transit, to replevy, and to reclaim), tenements, hereditaments, and appurtenances now or hereafter owned by the Debtor and appertaining to, generated from, arising out of, or belonging to any of the foregoing, and all products and proceeds thereof.

Section 3.02. After-Acquired Collateral. All property acquired by the Debtor after the date of this Agreement and prior to the termination of this Agreement that by the terms hereof is required or intended to be subjected to the security interest granted or renewed by this Agreement will, immediately upon the acquisition thereof and without further mortgage, conveyance, or assignment, become subject to the security interest created by this Agreement as fully as though now owned by the Debtor and specifically described herein. Nevertheless, the Debtor will do all such further acts and will execute, acknowledge, and deliver all such further conveyances, mortgages, financing statements, and assurances as the Secured Party reasonably requires for accomplishing the purposes of this Agreement, including delivery of Collateral to the Secured Party’s possession.

Section 3.03. Sale of Collateral. The inclusion of proceeds as part of the Collateral does not authorize the Debtor to sell any of the Collateral without the Secured Party’s prior written consent, except for inventory sold in the ordinary course of the Debtor’s business.

PART IV. DEBTOR’S PAYMENT OBLIGATIONS

Section 4.01. Promise To Pay. The Debtor will pay the Secured Party, in accordance with the terms of such Indebtedness and the terms of this Agreement, all sums that may become due pursuant to the Indebtedness and all renewals, rearrangements, or extensions of any such Indebtedness. The Debtor will pay the Secured Party on demand the entire unpaid Indebtedness, whether created or incurred pursuant to this Agreement or otherwise, upon the occurrence of an Event of Default (as defined in Part VI hereof).

Section 4.02. Indebtedness. The Indebtedness includes:

a) All amounts owed under the Note; and

b) All renewals, rearrangements, or extensions of all or any part of the foregoing.

Section 4.03. Proceeds of Collateral. The Debtor will promptly report to the Secured Party regarding any sale of the Collateral and all proceeds of the Collateral and, upon request by the Secured Party, will pay or turn over promptly (in the form received by the Debtor, whether cash, negotiable instruments, drafts, assigned accounts, chattel paper, or otherwise) all proceeds from any disposition of the Collateral, to be applied to the Indebtedness, subject to final payment or collection if other than cash. Application of such proceeds by the Secured Party shall be first to amounts outstanding under the Indebtedness, and second to the payment of the surplus, if any, to the Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

Section 4.04. Secured Party’s Expenses. To the extent not prohibited by law, the Debtor will pay, or reimburse the Secured Party for, all reasonable costs and expenses, of every character, incurred or expended from time to time (including, but not limited to, the reasonable fees and expenses of counsel for the Secured Party), in connection with the negotiation, preparation, execution, filing, recording, refiling and re-recording of this Agreement and all related financing statements and the making, servicing and collection of the debt secured hereby; any and all stamp, mortgage and recording taxes; the costs of any title insurance or lien insurance purchased by the Secured Party to connection herewith; all reasonable costs of negotiation, preparation, execution and delivery of any and all amendments, modifications, supplements, consents, waivers or other documents or writings relating to the transactions contemplated by this Agreement; and all costs (including reasonable attorneys’ fees) of reviewing the title opinions and security opinions relating to the debt secured hereby. The Debtor will reimburse the Secured Party for all amounts reasonably expended by the Secured Party while the Debtor is in Default in connection with the evaluation, monitoring, administration and protection of the Collateral, the exercise by the Secured Party of any of its rights and remedies hereunder or at law, including, but not limited to, all reasonable appraisal fees, consulting fees, brokerage fees and commissions, insurance premiums, Uniform Commercial Code search fees, fees incident to title searches and reports, investigation costs, escrow fees, attorneys’ fees, legal expenses, fees of auditors and accountants, court costs, fees of governmental authorities, auctioneer fees and expenses, and all other fees and expenses incurred in connection with the marshalling, guarding, management, operation, removal, maintenance, cleanup, storage, auction and liquidation of the Collateral. Any amount to be paid or reimbursed by the Debtor to the Secured Party shall be a demand obligation owing by the Debtor to the Secured Party and, to the extent not prohibited by law, shall bear interest from the date of expenditure by the Secured Party until paid at the same rate provided for past-due principal and interest in the Note.

PART V. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS

Section 5.01. No Other Lien or Claims. The Debtor represents and warrants to the Secured Party that no financing statement, collateral transfer or assignment, or any other instrument of encumbrance covering all or any part of the Collateral or its proceeds is on file in any public office, and there exists no adverse claims, defense, default, lien, security interest, or encumbrance with respect to the Collateral.

Section 5.02. Debtor’s Office. The Debtor represents and warrants to the Secured Party that it maintains its chief executive office in Travis County, Texas. The Debtor will notify the Secured Party in writing within thirty (30) days of any change in the location of such chief executive office.

Section 5.03. Location of Collateral. The Secured Party will at all times retain possession of all instruments and chattel paper wholly or partly owned by the Debtor, and the Debtor will deliver all such Collateral to the Secured Party upon request. All other types of the Collateral will be kept, at the Debtor’s risk of loss, at the location shown in Section 5.02 herein. The Secured Party may inspect the Collateral at any time during regular business hours after reasonable prior notice. Except as may be required in the ordinary course of the Debtor’s business, the Collateral will not be removed from such location unless the Secured Party consents in writing in advance of its removal to another location.

Section 5.05. Use of Collateral. Except during the continuance of an Event of Default, the Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon. The Secured Party’s security interest will attach to all proceeds of sales and other dispositions of the Collateral. The Debtor will not sell, lend, rent, lease, or otherwise dispose of the Collateral or any interest therein except as authorized in this Agreement or in writing in advance by the Secured Party or as may be required in the ordinary course of the Debtor’s business.

Section 5.06. Taxes, Liens, Etcetera. The Debtor will pay prior to delinquency all material taxes, charges, liens, and assessments against all or any of the Collateral. Should the Debtor fail to do so, the Secured Party at its option may pay any of them and will be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Such payment will become part of the Indebtedness and will be paid to the Secured Party by the Debtor immediately and without demand, with interest thereon, at the Past Due Rate, from the date incurred by the Secured Party until the date reimbursed. The Debtor will use commercially reasonable efforts to defend the Collateral and its proceeds against the claims and demands of all persons.

Section 5.07. Insurance. The Debtor will maintain customary insurance at all times with respect to all Collateral against risk of fire, risk of theft, and such other risks as the Secured Party may reasonably require, including extended coverage. Such insurance policies will contain a standard mortgagee’s endorsement providing for payment to the Secured Party of any loss of or damage to the Collateral. All policies of insurance will provide that the insurer will give the Secured Party written notice of cancellation at least thirty days before cancelling such insurance or before such insurance expires. The Debtor will furnish the Secured Party evidence of compliance with the foregoing insurance provisions at any time the Secured Party may reasonably request it. The Secured Party may act as attorney-in-fact for the Debtor in obtaining, adjusting, settling, and cancelling such insurance and in endorsing any draft drawn by insurers of the Collateral. The Secured Party may apply any proceeds of such insurance that it may receive in payment on account of the Indebtedness, whether due or not.

Section 5.08. Protection of Security Interest. At its own expense, the Debtor will do, make, procure, execute, and deliver all acts, things, writings, and assurances as the Secured Party may reasonably request to protect, assure, or enforce the Secured Party’s interests, rights, and remedies created by, provided in, or emanating from this Agreement. The Debtor will sign and execute (alone or with the Secured Party) any financing statement or other writing and will procure any document reasonably requested by the Secured Party to protect the security interest under this Agreement against the rights or interests of third persons. Provided, however, that nothing in this Agreement shall require the Debtor, prior to Default, to (1) enter into any control agreement related to the Debtor’s bank accounts or (2) make any filing with the United States Patent and Trademark Office or the United States Copyright Office.

Section 5.09. Separation of Proceeds. The Debtor will at all times keep the proceeds of the Collateral separate and distinct from other property of the Debtor and will keep accurate and complete records of the Collateral and its proceeds.

Section 5.10. Title to Collateral. The Debtor represents and warrants to the Secured Party (1) that the Debtor is the legal and beneficial owner of, has good and marketable title to, the Collateral and (2) that the Debtor has the right to transfer all interest therein.

Section 5.11. Security Agreement As Financing Statement. The Secured Party may file this Agreement with the Texas Secretary of State or any other public official or in any public record. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering all or any part of the Collateral will be sufficient as a financing statement.

Section 5.12. Waiver of Notice. Except as otherwise provided in this Agreement or by law, the Debtor hereby waives demand, protest, notice of intent to accelerate, notice of acceleration, notice of any action taken by the Secured Party in connection with the Indebtedness, and all other notices.

Section 5.13. Action Affecting Indebtedness or Collateral. No renewal, extension (whether an extension of the time of payment or otherwise), rearrangement, or modification of all or any of the Indebtedness and no delay or omission in exercising any right or power with respect to all or any of the Indebtedness or with respect hereto will in any manner impair or affect the Secured Party’s rights hereunder. The Debtor hereby consents to (1) any substitution for, exchange of, or release of the Collateral, in whole or in part, and (23) the addition or release of any person liable on the Indebtedness or the Collateral.

PART VI. EVENTS OF DEFAULT

Section 6.01. Events of Default. The Debtor will be in default under this Agreement upon the happening of any condition or event stated below (herein called an “Event of Default”):

a) The Debtor fails to pay any of the Indebtedness when due;

b) Except in the case of Section 6.01(a) above, the Debtor is in material breach or default under any obligation, covenant, term, or provision of the Note or this Agreement and such breach or default shall continue unremedied for a period of thirty (30) days after the Debtor’s receipt of written notice from the Secured Party specifying such breach or default;

c) Any warranty, representation, or statement contained in this Agreement proves to have been false in any material respect when made or furnished;

d) There occurs any loss, theft, substantial damage, destruction, sale (except as authorized in this Agreement), or encumbrance (except as authorized in this Agreement) to or of any material portion of the Collateral or the making of any levy, seizure, or attachment thereof or thereon;

e) The dissolution or termination of the existence of the Debtor; the Debtor shall apply for or consent to the appointment of a receiver to liquidate all or any part of the property of Debtor; an assignment for the benefit of creditors of the Debtor; or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Debtor or any guarantor or surety for the Debtor;

f) Any annual or quarterly financial statement of the Debtor or of any guarantor, surety or endorser of any liability of the Debtor to the Secured Party submitted to the Secured Party by the Debtor or any such guarantor, surety or endorser proves to be false or misleading in any material respect; or

g) Any guarantor, surety or endorser for the Debtor materially defaults in any obligation or liability to Secured Party with respect to the Indebtedness and such default shall continue unremedied for a period of thirty (30) days after such guarantor’s, surety’s or endorser’s receipt of written notice from the Secured Party specifying such breach or default.

PART VII. SECURED PARTY’S RIGHTS AND REMEDIES

REGARDLESS OF DEFAULT

Section 7.01. Assignment of Secured Party’s Rights. The Secured Party may from time to time assign this Agreement, the Secured Party’s rights hereunder, or all or any part of the Indebtedness. In any such case, the assignee will be entitled to all rights, privileges and remedies granted to the Secured Party by this Agreement, and the Debtor will not assert against the assignee any claim or defense it may have against the Secured Party, except those granted in this Agreement or in the Note.

PART VIII. SECURED PARTY’S RIGHTS AND REMEDIES

IN EVENT OF DEFAULT

Section 8.01. Acceleration, Repossession, and Sale. On the occurrence and during the continuance of an Event of Default, the Secured Party may declare all or any part of the Indebtedness to be immediately due and payable and will have the rights and remedies of a secured party under the Texas Business and Commerce Code, including (but not necessarily limited to) the right to take possession of and sell, lease, or otherwise dispose of any or all of the Collateral in a commercially reasonable manner. For that purpose the Secured Party may enter upon any premises where the Collateral or any part thereof may be situated and may remove the Collateral therefrom.

Section 8.02. Accounts. On the occurrence and during the continuance of an Event of Default, the Secured Party may take possession of all books, records, and accounts relating to or constituting the Collateral and, without interference from the Debtor, may exercise any and all rights that the Debtor has with respect to the management, possession, protection, or preservation of the accounts, including the right to collect such accounts and apply the proceeds thereof to the Indebtedness. Such rights include (but are not necessarily limited to) the right to notify the account debtors to make payment directly to the Secured Party, the right to take control of all proceeds of any such accounts, and the right to compromise such accounts. Until such time as the Secured Party elects to exercise such rights, the Debtor is authorized, as the Secured Party’s agent, to collect and enforce such accounts. At any time that the Secured Party may reasonably request during the term of this Agreement, whether before default or afterward, the Debtor will promptly provide the Secured Party with a complete list of all accounts receivable, including as to each account the full name and address of the account debtor, the amount of the account, the date it was incurred and its due date, and the numbers of all invoices substantiating the account. The Debtor and its representatives and agents will continue to have the right (at all reasonable times, as many times as the Debtor desires, and at any location designated by the Secured Party) to inspect and copy any and all books, records, and accounts of which the Secured Party takes possession and any and all books, records, and accounts created by or coming into the possession, custody, or control of the Secured Party.

Section 8.03. Assembly of Collateral. On the occurrence and during the continuance of an Event of Default, the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties.

Section 8.04. Notice of Sale. On the occurrence and during the continuance of an Event of Default, the Secured Party may, in its discretion, sell for cash and assign and deliver all or any part of the Collateral then covered by this Agreement in a commercially reasonable manner at public or private sale without notice or advertisement other than as required by the Texas Business and Commerce Code or may cause all or a part of the Collateral to be sold at judicial sale after judgment in any court of competent jurisdiction. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will send the Debtor reasonable notice of (1) the time and place of any public sale thereof or (2) the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to the Debtor at the address stated in Section 5.03 hereof at least thirty (30) calendar days before the time of the sale or disposition.

Section 8.05. Expenses of Repossession or Sale. Expenses of retaking, holding, preparing for sale, selling, or the like will include the Secured Party’s reasonable attorney’s fees and legal expenses. On demand the Debtor will pay such expenses, plus interest thereon at the Past Due Rate. The Debtor will remain liable for any deficiency remaining on the Indebtedness after disposition of the Collateral.

Section 8.06. Power of Attorney. In protecting, exercising or assuring its interests, rights and remedies under this Agreement, the Secured Party may execute, sign, endorse, transfer, or deliver, on behalf of and in the Debtor’s name, as the Debtor’s attorney-in-fact, all notes, checks, drafts, or other instruments for the payment of money and all receipts, certificates of origin, applications for certificates of title, or any other documents necessary to evidence, perfect, or realize upon any of the Collateral or proceeds thereof; provided, however, that the Secured Party shall not exercise any such powers granted pursuant to this Section 8.06 prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. This Power of Attorney is in addition to the authority granted by the Debtor to the Secured Party in Section 5.07 hereof and shall be deemed to be coupled with an interest and shall be irrevocable.

Section 8.07. Compromise and Settlement. On the occurrence or continuance of an Event of Default, the Secured Party may demand, sue for, collect, or make any compromise or settlement with reference to the Collateral as the Secured Party chooses in its sole discretion.

PART IX. ADDITIONAL AGREEMENTS

Section 9.01. Gender and Number. In this Agreement the masculine will be construed as feminine or neuter, and the singular as plural, as the occasion may require.

Section 9.02. Parties Bound. “Secured Party” and “Debtor,” as used in this Agreement, include any successor, representative, receiver, trustee, custodian, or assign of any of such parties.

Section 9.03. Captions. The part and section captions appearing in this Agreement are for convenience only and will not be given any substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

Section 9.04. Other Defined Terms. Any term that is used in this Agreement that is defined in Chapters 1-9 of the Texas Business and Commerce Code (the Texas enactment of the Uniform Commercial Code) is used with the meaning as defined in such chapters.

Section 9.05. Governing Law. This Agreement will be governed by the law of the State of Texas in force as of the effective date of this Agreement.

Section 9.06. Cumulation of Remedies. The Secured Party’s remedies under this Agreement are cumulative. The exercise of any one or more of the remedies provided in this Agreement will not be construed as waiving any other remedy of the Secured Party. The Secured Party may exercise any two or more remedies (whether existing under this Agreement, by law, or otherwise) simultaneously or sequentially.

Section 9.07. Amendment and Waiver. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Debtor and the Secured Party.

Section 9.08. Severability. If any one or more of the provisions contained in this Agreement is for any reason held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement.

Section 9.09. Counterpart Copies. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which, taken together, will constitute but one agreement. It will not be necessary that any single counterpart hereof be executed by all parties hereto so long as the Debtor and the Secured Party have each executed a counterpart hereof.

EXECUTED effective on the date first mentioned above.

IDENTIPHI, INC.

By:
Name:
Title:

“Debtor”

KEY OVATION, LLC

By:
Name:
Title:

“Secured Party”